                                                                    EXHIBIT 10.1


                     FIRST AMENDMENT TO PURCHASE AGREEMENT
                     -------------------------------------

          This FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment"), dated as of April 19, 2001, by and between Transit Group, Inc., a Florida corporation having an office at 2859 Paces Ferry Road, Suite 1740, Atlanta, Georgia 30339 (the "Company"), and GE Capital Equity Investments, Inc., a Delaware corporation having an office at 120 Long Ridge Road, Stamford, Connecticut 06927 (the "Purchaser").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, Company and Purchaser have previously entered into that certain Purchase Agreement dated May 13, 1999 (the "Purchase Agreement") whereby Purchaser acquired 5,000,000 shares of the Company's Series A Convertible Preferred Stock, no par value per share;

          WHEREAS, Company desires to issue and sell to Purchaser, and Purchaser desires to purchase from Company, upon the terms and conditions hereinafter provided, 400,000 shares of Company's Series B Convertible Preferred Stock, no par value per share, the terms, preferences and limitations of which are set forth in the Certificate of Designations attached as Exhibit "A" hereto (the
                                                     -----------
"Series B Convertible Preferred Stock"); and

          WHEREAS, the parties hereto desire to amend the Purchase Agreement to provide for the purchase of Series B Convertible Preferred Stock as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

I. The Purchase Agreement is hereby amended to add a new Article II.B. as follows:

    II.B. THE PURCHASE OF SERIES B CONVERTIBLE PREFERRED STOCK

          2.B.1.  Purchase of Series B Convertible Preferred Stock.  Subject to
                  ------------------------------------------------
     the terms and conditions set forth in this Agreement, Purchaser herewith purchases from Company, and Company herewith issues and sells to Purchaser a total of 400,000 shares of its Series B Convertible Preferred Stock (the "Series B Preferred Stock") containing the terms, preferences and limitations set forth in Exhibit "A" to this Agreement, for an aggregate
                              -----------
     purchase price of $2,000,000, payable in full simultaneously herewith.

          The Company has herewith delivered to Purchaser a certificate representing the Series B Convertible Preferred Stock purchased by Purchaser registered in such names and in such denominations as Purchaser has requested against delivery by Purchaser of the purchase price therefor by wire transfer of funds to the account of Company.

          2.B.2.  Use of Proceeds.  Company shall use the proceeds of the sale
                  ---------------
     of the Series B Convertible Preferred Stock to provide for its working capital, including repayment of revolving credit indebtedness.

II.  COVENANTS
     ---------

          Section 5.1 of the Purchase Agreement is hereby amended by adding the
          -----------
following subsections to the end of such Section:

          (l) The Company will not replace or remove its current Chief Financial Officer without Purchaser's consent and with the concurrence of T. Wayne Davis, Chairman of the Board of Directors of the Company.

          (m) The Company will deliver to Purchaser within twenty (20) days of the end of each calendar month (i) a profit and loss statement, (ii) a balance sheet, (iii) a cash flow statement and (iv) a report on the aging of receivables with respect to each such month. The senior management of the Company shall be available to meet with Purchaser at least once each month at a time and place reasonably acceptable to Purchaser to discuss such reports and statements.

          (n) The Board of Directors shall have regularly scheduled board meetings no less frequently than monthly. At least one of such scheduled meetings in every fiscal quarter shall be held in person rather than by telephone.

          (o) The Company shall cause its auditors to complete the audit of the Company's fiscal year ended December 31, 2000 financial statements by no later than June 15, 2001.

          (p) The Company will deliver to Purchaser, by April 30 of each year, audited financial statements for the fiscal year ending immediately prior to such date, certified by a nationally recognized accounting firm reasonably acceptable to Purchaser.

          (q) The Company shall use its best efforts to obtain the resignation of any member of the Company's Board of Directors who does not attend any two consecutive board meetings or any three board meetings in a calendar year.

III.  PURCHASER'S REPRESENTATIONS
      ---------------------------

          Purchaser hereby represents and warrants to the Company that the representations and warranties made to the Company in Article III of the
                                                      -----------
Purchase Agreement are true and correct on the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof. Solely for purposes of this Section III, the term "Convertible Preferred Stock" as used in such representations and warranties shall mean the Series B Convertible Preferred Stock, the term "Closing Date" shall mean the date hereof, and the term "Transaction Documents" shall mean this Amendment, the Certificate of Designations for the Series B Convertible Preferred Stock, the Amendment and Joinder to Registration Rights

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Agreement between the parties hereto and other holders of the Series B
Convertible Preferred Stock of even date herewith, and the Amendment to Stockholders Agreement between the parties hereto of even date herewith.

IV.  COMPANY'S REPRESENTATIONS AND WARRANTIES
     ----------------------------------------

          Except as set forth in the disclosure schedules to the Purchase Agreement and as set forth on Exhibit "B" hereto, the Company hereby represents
                              -----------
and warrants to the Purchaser that the representations and warranties made to Purchaser in Article IV of the Purchase Agreement are true and correct on the
             ----------
date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof. Solely for purposes of this Section IV, the term "Convertible Preferred Stock" as used in such representations and warranties shall mean the Series B Convertible Preferred Stock, the term "Closing Date" shall mean the date hereof, and the term "Transaction Documents" shall mean this Amendment, the Certificate of Designations for the Series B Convertible Preferred Stock, the Amendment and Joinder to Registration Rights Agreement between the parties hereto and other holders of the Series B Convertible Preferred Stock of even date herewith, and the Amendment to Stockholders Agreement between the parties hereto of even date herewith.

V.  CONVERSION OF SERIES A CONVERTIBLE PREFERRED STOCK DIVIDENDS/PLACEMENT FEE.
    ---------------------------------------------------------------------------
Company and Purchaser hereby acknowledge that currently payable dividends accrued through January 31, 2001 and due to Purchaser in an amount equal to $1.875 million shall be converted into 375,000 shares of the Company's Series B Convertible Preferred Stock. Company and Purchaser hereby acknowledge that simultaneously with the closing of the purchase and sale of the 400,000 shares of Series B Convertible Preferred Stock as contemplated by section 2.B.1 above, the Company will issue to the Purchaser 228,571 shares of Series B Convertible Preferred Stock as a placement fee for no additional cash consideration.

VI.  SECURITIES LAW MATTERS
     ----------------------

          Purchaser acknowledges receipt of the Company's Confidential Offering Memorandum dated April 6, 2001, as amended. Each certificate representing the Series B Convertible Preferred Stock shall bear a legend substantially in the following form:

          "THE SERIES B CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED BY THE HOLDER FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SERIES B CONVERTIBLE PREFERRED STOCK. THE SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM."

VII.  SURVIVAL; INDEMNIFICATION
      -------------------------

          7.1.  Survival.  All of the representations and warranties made by any
                --------
party in this Amendment shall survive the purchase and sale of the Series B Convertible Preferred Stock until the second anniversary of the date hereof; provided, however, that (i) the representations and warranties of the Company in
Section IV hereof as it relates to Section 4.10 of the Purchase Agreement shall survive until the fourth anniversary of the date hereof and (ii) the representations and warranties of Company in Section IV hereof as it relates to Sections 4.13 and 4.19 of the Purchase Agreement shall survive for their respective statutes of limitations. This provision does not amend or modify the survival periods stated in Section 8.1 of the Purchase Agreement with respect to the representation and warranties of the parties made thereunder.

          7.2  Indemnification.  Company agrees to indemnify and hold harmless
               ---------------
Purchaser and its Affiliates and their respective officers, directors and employees (collectively, the "Indemnified Parties") from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind, other than any special or consequential damages ("Losses"), which may be imposed upon, incurred by or asserted against such Purchaser or such other indemnified Persons in any manner relating to or arising out of any untrue representation, breach of warranty or failure to perform any covenants or agreement by Company contained herein or in any certificate or document delivered pursuant hereto or arising out of any Environmental Law applicable to Company or its Subsidiaries or in connection with any third-party claim otherwise relating to or arising out of the transactions contemplated hereby; provided that Company shall have no
                                      --------
obligation to an Indemnified Party hereunder with respect to liabilities arising from the gross negligence or willful misconduct of that Indemnified Party as determined by a court of competent jurisdiction. Each Indemnified Party shall, as soon as practicable after receipt of notice of a claim or action against such Indemnified Party in respect of which indemnity may be sought hereunder, notify Company in writing of the claim or action (stating in reasonable detail the facts giving rise to such action); provided that the failure to notify Company
                                   --------
shall not relieve Company from any liability which it may have to an Indemnified Party except to the extent that Company was prejudiced by such failure, and in no event shall such failure relieve Company from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, and it shall have notified Company, Company shall be entitled to participate therein, and, to the extent that it wishes, to assume the defense therein, with counsel reasonably satisfactory to the Indemnified Party. After notice to the Indemnified Party from Company of its election to assume the defense of any claim or action, Company shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. Company may not without the prior written consent of the Indemnified Party, not to be unreasonably withheld, agree to (i) any settlement of any claim or action indemnifiable hereunder, other than a settlement solely for monetary damages for which Company shall be responsible hereunder or (ii) any remedy or relief which will be applied against the

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Indemnified Party.  In any action hereunder as to which Company has assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but Company shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof. Company shall only be liable to the Indemnified Parties for any Losses resulting from a breach of representation or warranty (i) if the claim therefor is asserted in writing prior to the end of the applicable survival period as set forth in Section 7.1 hereof; (ii) which exceed an aggregate amount equal to $50,000 and only for such Losses in excess thereof, and (iii) up to an aggregate amount of $1,200,000.

VIII.  EXPENSES
       --------

          The Company agrees to reimburse Purchaser for all reasonable out-of-pocket expenses of Purchaser (including, without limitation, the reasonable fees and expenses of its counsel) not exceeding $35,000 in connection with the execution of this Amendment, the issuance of the Series B Convertible Preferred Stock and the transactions contemplated hereby.

IX.  MISCELLANEOUS
     -------------

          The provisions of Article X of the Purchase Agreement shall apply equally to this Amendment, and are incorporated herein by reference. This Amendment and the exhibits hereto, and the Purchase Agreement amended hereby, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supercede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the subject matter hereof. Except as specifically amended herein, the Purchase Agreement shall remain in full force and effect. Following the date hereof, any references made hereafter to the Purchase Agreement shall be deemed to mean the Purchase Agreement as amended hereby.

     IN WITNESS WHEREOF, Company and Purchaser have executed this Amendment as of the day and year first above written.

                        TRANSIT GROUP, INC.


                        By: /s/ Philip A. Belyew
                           -------------------------------------------
                           Name:  Philip A. Belyew
                           Title:  Chief Executive Officer

                        GE CAPITAL EQUITY INVESTMENTS, INC.


                        By: /s/ Patrick H. Dowling
                           -------------------------------------------
                           Name:  Patrick H. Dowling
                           Title:  Managing Director

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